Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-161569) of Cyalume Technologies Holdings, Inc. of our report dated March 26, 2013, relating to the 2012 consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 26, 2013